Exhibit 10.9

FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment Agreement”) dated January     , 2009, is between Tuesday Morning Corporation, a Delaware corporation (the “Company”), and Kathleen Mason (“Executive”).

WHEREAS, the Company and Executive entered into an amended and restated employment agreement dated September 29, 2008 (the “Amended and Restated Employment Agreement”); and

WHEREAS, the Company and Executive wish to amend the Amended and Restated Employment Agreement; now therefore:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Paragraph 3(d) of the Amended and Restated Employment Agreement is hereby amended to read as follows in its entirety:

“(d) In connection with her employment under this Agreement, Executive shall be granted by the Company under the 2008 Plan a restricted stock award of 364,078 shares of Common Stock as promptly as practicable.  The restricted stock award shall be subject to substantial risk of forfeiture restrictions one-third of which shall lapse on each of November 14, 2009, November 14, 2010, and November 14, 2011.  In addition, during the Employment Period, the Company shall pay Executive an amount equal to $500,000 per year on each of November 14, 2009, November 14, 2010 and November 14, 2011.”

2.             Capitalized terms used in this Amendment Agreement and not otherwise defined shall have the meanings ascribed to them in the Amended and Restated Employment Agreement.

3.             This Amendment Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

4.             Any references to the Amended and Restated Employment Agreement in any other document shall be deemed to mean the Amended and Restated Employment Agreement, as amended by this Amendment Agreement.

5.             The Amended and Restated Employment Agreement, as amended by this Amendment Agreement, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement on the date first written above.

TUESDAY MORNING CORPORATION

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Executive Vice President and Chief Financial Officer

/s/ Kathleen Mason
Kathleen Mason